UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 12, 2026

Belden Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-12561	36-3601505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 North Brentwood Boulevard, 15th Floor

St. Louis, Missouri 63105

(Address of Principal Executive Offices, including Zip Code)

(314) 854-8000

(Registrant’s telephone number, including area code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	BDC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On January 12, 2026, Belden Inc. (the “Company”) issued a press release announcing that it has commenced, subject to market conditions, the issuance and sale of €450 million aggregate principal amount of senior subordinated notes due 2033 (the “Notes Offering”) to fund, together with cash on hand, the redemption of all of the outstanding 3.375% senior subordinated notes due 2027 (the “2027 Notes”) and to pay related fees and expenses, pursuant to the terms of the Indenture relating to the 2027 Notes. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On January 13, 2026, the Company also issued a press release announcing the pricing of the Notes Offering. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

On January 12, 2026, the Company issued a Notice of Conditional Redemption to holders of the 2027 Notes. The redemption date for the 2027 Notes will be February 11, 2026, conditioned upon the closing of the Notes Offering.

Item 9.01. Financial Statements and Exhibits.

d) Exhibits.

Exhibit Number

99.1	Company news release dated January 12, 2026, titled “Belden Announces €450 Million Private Offering of Senior Subordinated Notes.”

99.2	Company news release dated January 13, 2026, titled “Belden Announces Pricing of €450 Million Private Offering of 4.250% Senior Subordinated Notes.”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2026

BELDEN INC.

By:	/s/ Brian E. Anderson
Brian E. Anderson
Senior Vice President—Legal, General Counsel and Corporate Secretary